CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1996 Incentive Stock Option Plan of AirSensors, Inc. of our report dated June 28, 1995, with respect to the consolidated financial statements and schedules of AirSensors, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1995, filed with the Securities and Exchange Commission.


                                          /s/Ernst & Young LLP

Los Angeles, California
June 25, 1996